RIDER TO PROVIDE LAPSE PROTECTION

On any monthly date when the contract would otherwise be in default (see Default), we will determine the no-lapse guarantee value. If the no-lapse guarantee value is greater than zero, the contract will remain in force until the next monthly date. If the no-lapse guarantee value is zero or less, the contract is in default.

The No-Lapse Guarantee Value, No-Lapse Contract Fund, No-Lapse Charge for Sales Expenses, No-Lapse Cost of Insurance, No-Lapse Net Amount At Risk, and No-Lapse Death Benefit (described below) are reference values only and are not used in the determination of values and benefits under this contract. They are used only to determine if the contract is in default.

The No-Lapse Guarantee Value

The no-lapse guarantee value is equal to the no-lapse contract fund, less any contract debt.

The No-Lapse Contract Fund

When you make your first premium payment, the no-lapse invested premium amount, less any no-lapse charges due on or before that day, becomes your no-lapse contract fund. Amounts are added to and subtracted from the no-lapse contract fund as shown under No-Lapse Adjustments to the No-Lapse Contract Fund.

No-Lapse Charge for Sales Expenses

We subtract a no-lapse charge for sales expenses from each premium paid. The segment allocation amounts and the initial and ultimate rates are shown in the No-Lapse Charge For Sales Expenses Rate Table. For any premium we receive in the 21-day period preceding a contract anniversary on which the initial or ultimate rates decrease, we will subtract a no-lapse charge for sales expenses no greater than the amount we would subtract if that premium were received on the contract anniversary.

To determine the amount deducted from each premium, we perform the following steps for each segment:

1. If there is only one segment we allocate the entire premium to that segment. If there are two or more segments, we allocate a portion of the premium to the segment based on the proportion of its segment allocation amount to the total of all segment allocation amounts currently in effect on the date we receive your payment.

2. We determine the amount previously allocated to the segment during the current Target Year. (This amount will be zero if there were no such previous allocations.)

3. We subtract the step 2 amount from the segment allocation amount of the segment on the date we receive your payment. If the result is less than zero, we consider it to be zero.

4. If the step 3 amount is equal to or greater than the step 1 amount for the segment, the entire step 1 amount is multiplied by the Initial Rate to determine the no-lapse charge for sales expenses for that segment. If the step 1 amount is greater than the step 3 amount, we (a) multiply the step 3 amount by the initial rate, and (b) multiply the excess step 1 amount by the ultimate rate. The total of (a) and (b) is the no-lapse charge for sales expenses for that segment.

If there is only one segment, the step 4 amount is subtracted from the premium payment. If there is more than one segment, the total step 4 amounts for all segments are subtracted from the premium payment.

No-Lapse Cost Of Insurance

On each monthly date, we will deduct a charge for the no-lapse cost of insurance from the no-lapse contract fund. To determine this charge, we use the following method:

We determine the no-lapse cost of insurance rate for each currently effective basic insurance segment amount shown in the Segment Table in the data pages using the monthly rate shown under the Table of No-Lapse Monthly Insurance Rates per $1,000 of No-Lapse Net Amount at Risk for the appropriate effective date.

PLY 126-2009	NY

If there is only one basic insurance segment amount currently in effect, we multiply the rate by the no-lapse net amount at risk divided by $1,000 to compute the charge for the no-lapse cost of insurance.

If there are two or more basic insurance segments currently in effect, we first allocate the total no-lapse net amount at risk to each basic insurance segment based on the proportion of its basic insurance amount to the total of basic insurance amounts for all segments currently in effect. We multiply the rate by the allocated no-lapse net amount at risk divided by $1,000 for each basic insurance segment and add the results to determine the total charge for the no-lapse cost of insurance.

No-Lapse Net Amount At Risk

The no-lapse net amount at risk is equal to the no-lapse death benefit minus the no-lapse contract fund.

No-Lapse Death Benefit

This contract has a Type A or Type B death benefit. We show the type of death benefit that applies to this contract under Type of Death Benefit.

If this contract has a Type A death benefit, the no-lapse death benefit is equal to the greater of (1) the basic insurance amount, and (2) the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, multiplied by the attained age factor that applies.

If this contract has a Type B death benefit, the no-lapse death benefit is equal to the greater of (1) the basic insurance amount plus the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, and (2) the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, multiplied by the attained age factor that applies.

Total Disability Benefit

This contract may have a rider for the payment of an invested premium amount benefit upon the Insured's total disability. If it does, this benefit will be listed on a contract data page and a copy of the rider will be included in this contract. On each monthly date benefits are paid under this rider, we will credit the No-Lapse Contract Fund a no-lapse invested premium amount equal to the total of the monthly deductions from the No-Lapse Contract Fund on that monthly date.

No-Lapse Premiums

This rider protects against default when the No-Lapse Guarantee Value is greater than zero. There sometimes are many premium schedules and amounts that will ensure the No-Lapse Guarantee Value is always greater than zero during the lifetime of the Insured. We show two such schedules of premiums in the Lapse Protection Rider Data that, if the conditions below are satisfied, will protect against default during the lifetime of the Insured. If the death benefit qualification test you elected for this contract is the guideline premium test, however, there may neither be a single premium nor a level schedule of premiums that will ensure the No-Lapse Guarantee Value is always greater than zero during the lifetime of the Insured. If that is the case, we will state this in the Lapse Protection Rider Data rather than showing a schedule of premiums.                 (1) The Single Premium No-Lapse Premium is a premium amount that, if paid on the contract date, will prevent the contract from entering default during the lifetime of the Insured.

(2) The Modal No-Lapse Premium is a premium amount that, if paid on the contract date and each due date up to the Insured's attained age 121, will prevent the contract from entering default during the lifetime of the Insured.

PLY 126-2009	Page 2	NY

The No-Lapse Premiums are subject to the following conditions:

1. We must receive each premium on or before its due date;

2. You must not take any loan (see Loans);

3. You must not make a withdrawal (see Withdrawal);

4. You must not change the death benefit type (see Changing the Death Benefit);

5. You must not change the basic insurance amount (see Change in Basic Insurance Amount);

6. For the Modal No-Lapse Premium, we must not at any time have paid a benefit under a rider for the payment of an invested premium amount upon the Insured's total disability.

The Schedule of No-Lapse Premiums will not appear on new Lapse Protection Rider Data pages resulting from a withdrawal or change in the Basic insurance amount.

This is a flexible premium universal life insurance policy. Subject to the limitations described in the Premium Payment provision, premiums may be paid at any time and amount up to attained age 121 as long as the contract is not in default beyond the grace period.

Termination

This rider will end on the earliest of:

1. the end of the last day of the grace period if the contract is in default;

2. the date the contract is surrendered for its net cash value; and

3. the date the contract ends for any other reason.

If this rider ends as the result of default, it may not be reinstated.

This Supplementary Benefit rider attached to this contract on the Contract Date

Pruco Life Insurance Company of New Jersey,

By Thomas C. Castano

Secretary

PLY 126-2009	Page 3	NY

                                                                                      PROCESSING DATE: XXX XX, XXXX
                                                                                      POLICY NO. XX XXX XXX
                                            LAPSE PROTECTION RIDER DATA

No-Lapse Adjustments to Premium Payments

   From each premium paid we will:

     subtract a no-lapse administrative charge of 3.75% of the premium paid.

     subtract a no-lapse charge for sales expenses as described under No-Lapse Charge for Sales Expenses.

   The remainder of the premium is the no-lapse invested premium amount.

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No-Lapse Adjustments to the No-Lapse Contract Fund

   On the Contract Date the no-lapse contract fund is equal to the no-lapse invested premium amount credited on that date, minus any of the charges described below which may be due on that date.

   On each day after the contract date, we will adjust the no-lapse contract fund by:

     adding any no-lapse invested premium amounts.

     adding no-lapse interest on that portion of the no-lapse contract fund in excess of the amount of any loan as follows:
                                                                                Effective Annual Rate
                  Contract Year(s)                                             of No-Lapse Interest

                         1-2                                         1.00% (0.00272616% a day)
                         3-4                                         1.62% (0.00440289% a day)
                          5                                          2.25% (0.00609624% a day)
                          6                                          2.75% (0.00743279% a day)
                          7                                          3.50% (0.00942549% a day)
                          8                                          4.50% (0.01206015% a day)
                          9                                          5.50% (0.01466978% a day)
                          10                                         6.00% (0.01596536% a day)
                          11                                         6.50% (0.01725486% a day)
                     12 and later                                    7.00% (0.01853833% a day)

     adding no-lapse interest on that portion of the no-lapse contract fund equal to the amount of any loan at an effective annual rate of [3% (0.00809863% a day).

     subtracting any withdrawals.

     subtracting a no-lapse administrative charge of $25.00 for any withdrawals.
                                         RIDER DATA CONTINUED ON NEXT PAGE

     PLY 126-2009                             Page 1                                NY

                                                     PROCESSING DATE: XXX XX, XXXX
                                                     POLICY NO. XX XXX XXX

                                         LAPSE PROTECTION RIDER DATA CONTINUED

And on each monthly date, we will adjust the no-lapse contract fund by:

     subtracting a monthly charge for administrative expenses for the basic insurance amount effective on the contract date of:
     $0.21 per $1,000 of the basic insurance amount plus $25.00;
     changing on AUG 1, 2010 to $0.21 per $1,000 of the basic insurance amount plus $9.00;
     changing on AUG 1, 2014 to $0.16 per $1,000 of the basic insurance amount plus $9.00;
     changing on AUG 1, 2019  to $0.00 per $1,000 of the basic insurance amount plus $9.00 thereafter.

     subtracting a monthly charge for the no-lapse cost of insurance (see No-Lapse Cost of Insurance).

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Schedule of No-Lapse Premiums

   The single premium no-lapse premium due on the contract date is $13,308.00.

   The modal no-lapse premium due on the contract date and each subsequent contract anniversary is $684.00, ceasing on the contract anniversary on or following the Insured's 121st birthday.

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                                         RIDER DATA CONTINUED ON NEXT PAGE

 PLY 126-2009                                  Page 2                                 NY

                                                                                       PROCESSING DATE: XXX XX, XXXX
                                                                                       POLICY NO. XX XXX
XXX

                                       LAPSE PROTECTION RIDER DATA CONTINUED

Table of No-Lapse Monthly Insurance Rates per $1,000 of No-Lapse Net Amount at Risk
                                           Effective Date: Contract Date

               Insured's                                           Insured's
       --------------------------       Monthly Rate             Attained Age*            Monthly Rate
             Attained Age*
       --------------------------- ------------------------ ------------------------- ---------------------
       --------------------------- ------------------------ ------------------------- ---------------------
                   35                      0.07710                     68                   1.76305
                   36                      0.08191                     69                   1.95918
                   37                      0.09142                     70                   2.20565
                   38                      0.10006                     71                   2.49198
                   39                      0.10573                     72                   2.79823
                   40                      0.11243                     73                   3.11497
                   41                      0.11643                     74                   3.44639
                   42                      0.12258                     75                   3.80194
                   43                      0.12980                     76                   4.20364
                   44                      0.14284                     77                   4.66406
                   45                      0.15925                     78                   5.20315
                   46                      0.18040                     79                   5.82720
                   47                      0.20766                     80                   6.46750
                   48                      0.23493                     81                   7.19431
                   49                      0.26011                     82                   7.93942
                   50                      0.28318                     83                   8.73302
                   51                      0.30940                     84                   9.60562
                   52                      0.33877                     85                   10.57443
                   53                      0.37547                     86                   11.64146
                   54                      0.41533                     87                   12.79675
                   55                      0.46253                     88                   14.02006
                   56                      0.51706                     89                   15.29466
                   57                      0.57580                     90                   16.60625
                   58                      0.63663                     91                   17.79733
                   59                      0.70061                     92                   19.01759
                   60                      0.76668                     93                   20.28704
                   61                      0.85478                     94                   21.61116
                   62                      0.97120                     95                   22.98089
                   63                      1.10650                     96                   24.16973
                   64                      1.24599                     97                   25.42002
                   65                      1.33828                     98                   26.73333
                   66                      1.45680                     99                   28.10953
                   67                      1.59839                    100                   29.55404
                                         RIDER DATA CONTINUED ON NEXT PAGE

PLY 126-2009                                    Page 3                                   NY

                                                                          PROCESSING DATE: XXX XX, XXXX
                                                                          POLICY NO. XX XXX XXX

                                       LAPSE PROTECTION RIDER DATA CONTINUED

               Insured's                                           Insured's
             Attained Age*              Monthly Rate             Attained Age*            Monthly Rate
       --------------------------- ------------------------ ------------------------- ---------------------
                  101                     31.07374                    111                   37.50000
                  102                     32.66992                    112                   37.50000
                  103                     34.34399                    113                   37.50000
                  104                     36.09771                    114                   37.50000
                  105                     37.50000                    115                   37.50000

                  106                     37.50000                    116                   37.50000
                  107                     37.50000                    117                   37.50000
                  108                     37.50000                    118                   37.50000
                  109                     37.50000                    119                   37.50000
                  110                     37.50000                    120                   37.50000

   *  For the segment amount(s) effective on the contract date (see Segment Table), the Insured's attained age is the issue age found on page 3 of the contract data pages plus the length of time since the contract date.

         For any segment amount(s) effective after the contract date, the Insured's attained age is the issue age of that segment plus the length of time since its effective date.

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                                         RIDER DATA CONTINUED ON NEXT PAGE

PLY 126-2009                                       Page 4                               NY

                                                                       PROCESSING DATE: XXX XX, XXXX
                                                                       POLICY NO. XX XXX XXX

                                       LAPSE PROTECTION RIDER DATA CONTINUED

                                   NO-LAPSE CHARGE FOR SALES EXPENSES RATE TABLE
                                (see Rider to Provide Lapse Protection for details)

FOR THE SEGMENT(S) EFFECTIVE ON THE CONTRACT DATE

                                               Initial Rate   Ultimate Rate     Segment Allocation
                                                                                      Amount
     ---------------------------------------- --------------- -------------- -------------------------
     ---------------------------------------- --------------- -------------- -------------------------
     Contract Date                                  4%             4%                $628.50
     Changing on AUG 1, 2013 to:                    3%             3%                $628.50
     Changing on AUG 1, 2019 to:                    0%             0%                $628.50
     ---------------------------------------- --------------- -------------- -------------------------

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                                                 END OF RIDER DATA

PLY 126-2009                                    Page 5                                  NY